Consent of Attorney

Expressions Graphics, Inc

14260 Garden Road, Suite #B-724

Poway, California 92064

RE: Form SB-1 of Expressions Graphics, Inc filed with the Securities and Exchange Commission on or about May 25, 2000 (“Form SB-1”).

Gentlemen,

      The undersigned hereby consents to the use of its name in the Form SB-1.

Sincerely,

/S/ Jeffrey H. Mackay

Jeffrey H. Mackay, Esq.

4855 Voltaire Street San Diego, CA 92107